UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K
_____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 1-33726

Date of Report: December 20, 2010

ADVANCED BATTERY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	22-2497491
(State of other jurisdiction of	(IRS Employer
incorporation or organization	Identification No.)

15 West 39th Street, Suite 14A, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

212-391-2752
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                Entry into a Material Definitive Agreement

On December 20, 2010 Harbin Zhongqiang Power-Tech Co., Ltd. (“Harbin Zhongqiang”), which is a subsidiary of the Registrant, entered into an Acquisition Agreement with Shenzhen Zhongqiang New Energy Science & Technology Co., Ltd. (“Shenzhen Zhongqiang”).  The Acquisition Agreement provides that on January 1, 2011 Harbin Zhongqiang will acquire all of the assets of Shenzhen Zhongqiang.  In exchange for the assets of Shenzhen Zhongqiang, Harbin Zhongqiang will pay to Shenzhen Zhongqiang 135,000,000 Renminbi (approximately $20 million), of which 91,250,000 Renminbi will be used to satisfy the liabilities of Shenzhen Zhongqiang.  The initial payment of 67,500,000 Renminbi is due three days after the agreement was signed.  The balance (net of the deposit of 10 million Renminbi previously paid) is due thirty working days after the transfer of assets.

Item 9.01                  Financial Statements and Exhibits

Exhibits

10-a.	Translation of Acquisition Agreement dated December 20, 2010 between Harbin Zhongqiang Power-Tech Co., Ltd. and Shenzhen Zhongqiang New Energy Science & Technology Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED BATTERY TECHNOLOGIES, INC.

Dated: December 20, 2010	By:/s/ Fu Zhiguo
Fu Zhiguo, Chief Executive Officer